Exhibit 23

Consent of Independent Registered Public Accounting Firm

[MOSS ADAMS LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (registration statement number 333-121085 and 333-127858) of Home Federal Bancorp, Inc. of our report dated June 27, 2011, relating to the financial statements of Home Federal Bank 401(K) Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2010.

/s/Moss Adams LLP

Spokane, Washington
June 27, 2011